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                                   EXHIBIT 4.3

                              CENTER BANCORP, INC.

                         AUTOMATIC DIVIDEND REINVESTMENT

                             AND STOCK PURCHASE PLAN

            (as amended and restated effective as of January 1, 2004)

The Automatic Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Center Bancorp, Inc. ("Bancorp") described herein provides holders of Bancorp's Common Stock ("Common Stock") with a simple and convenient method of investing cash dividends and optional cash payments in additional shares of Common Stock without payment of any brokerage commission or service charge.

                                    Section 1

                           Administration of the Plan

The administrator of the Plan ("Plan Administrator") shall be Registrar and Transfer Company or such other financial institution as shall be selected by the Board of Directors of Bancorp. The Plan Administrator shall administer the Plan for participants, keep records, send statements of account to participants pursuant to Section 7 hereof and perform other duties relating to the Plan. The Plan Administrator will act in the capacity of agent for the participants.


                                    Section 2

                           Eligibility to Participate


All holders of record of shares of Common Stock are eligible to participate in the Plan. To participate in the Plan, beneficial owners of shares of Common Stock whose shares are registered in other names (for instance, in the name of a broker or a nominee) must first become owners of record of such shares by having those shares transferred into their own names.


A  shareholder  of  Bancorp  may  join  the  Plan  at any  time  by  signing  an
authorization  card  ("Authorization   Card")  and  returning  it  to  the  Plan
Administrator.

                                    Section 3

                            Participation in the Plan


All Authorization Cards shall be in a form satisfactory to Bancorp and the Plan Administrator and must be received by the Plan Administrator for any participant
(i) not later than the record date of the first dividend to be invested in Common Stock for such participant pursuant to the Plan and (ii) not later than the sixth day prior to the first business day of the first calendar month in which the participant wishes to invest in Common Stock by means of an optional cash payment, in accordance with Section 4.



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                                    Section 4

                                  Cash Payments


At any time and from time to time, a participant may make an optional cash payment of not less than $100 per calendar month, to be used for purchasing Common Stock pursuant to the Plan, as described below; provided, however, that the sum of a participant's optional cash payments in any calendar year may not exceed $50,000. The limitations set forth in the preceding sentence pertaining to the minimum and maximum amount of optional cash payments may be modified in accordance with Section 15.


An optional cash payment must be received by the Plan Administrator and must clear by the sixth day prior to the first business day of the calendar month in which it is to be invested in accordance with Section 6, which sixth day date shall be the record date for such optional cash payments. Once made, an optional cash payment may be withdrawn prior to such record date. Provided that an optional cash payment has cleared and is not withdrawn, then (x) if such first business day of a calendar month is in an Original Issuance Month (as hereinafter defined), on such first business day the Plan Administrator shall invest the participant's optional cash payment by purchasing from Bancorp either unissued shares of Common Stock or treasury shares of Common Stock or (y) if such first business day of a calendar month is in a Market Purchase Month (as hereinafter defined), on such first business day, or as soon thereafter as shall be practicable, the Plan Administrator shall arrange for the participant's optional cash payment to be used to purchase shares of Common Stock in the market pursuant to the procedures described in Section 20(c) hereof.


Optional cash payments may be made by check or money order payable to the Plan Administrator.


The number of shares of Common Stock purchased for each participant with such participant's optional cash payment shall be computed (to four decimal places) by dividing (a) such participant's optional cash payment by (b) the applicable purchase price described in Section 6 hereof.

                                    Section 5

                      Payment and Reinvestment of Dividends

As and when dividends are paid on the Common Stock, Bancorp will promptly pay to the Plan Administrator all dividends payable on shares of Common Stock owned by participants in the Plan with respect to the reinvestment of dividends (including all shares credited to participants' accounts) (less taxes withheld,


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if any). The Plan  Administrator  shall credit such dividends to the accounts of the respective participants (on the basis of such shares owned by each participant on the most recent dividend record date) and shall (x) on each dividend payment date, reinvest such dividends by purchasing from Bancorp either unissued shares of Common Stock or treasury shares of Common Stock. The number of shares of Common Stock purchased for each participant with reinvested dividends shall be computed (to four decimal places) by dividing (a) the dividend credited to the participant's account by (b) the applicable purchase price described in Section 6 hereof.

                                    Section 6

                                    Purchases


Purchases of shares of Common Stock will be made on the relevant investment date or, in the case of open market purchases, as soon thereafter as shall be practicable. With respect to the reinvestment of dividends, an investment date is a dividend payment date. With respect to optional cash payments, an investment date is the first day of each calendar month or, if such day is not a business day for Bancorp, the first business day for Bancorp immediately following such date shall be the investment date. Participants will become owners of the shares purchased for them under the Plan on the date on which such shares are purchased.


The purchase prices of shares purchased under the Plan shall be as follows:

With respect to the reinvestment of dividends, the purchase price shall be 95% (such percentage, the "Pricing Percentage") of the average "Market Price" for the five trading days immediately preceding the relevant investment date (the "Pricing Period"). With respect to the investment of optional cash payments in an Original Issuance Month, the purchase price shall be the average "Market Price" during the Pricing Period. If the Common Stock is quoted on the NASDAQ National Market System, the "Market Price" shall be the closing sales price of the Common Stock as quoted on such system. If the Common Stock is not quoted on the NASDAQ National Market System, the "Market Price" shall be the "Mid Price" if, on each of the trading days in the Pricing Period, one or more of the "Designated Brokers" quotes an asked price for the Common Stock or the "Bid Price" if none of the Designated Brokers quotes an asked price for the Common Stock on each such trading day. For purposes of the Plan, (i) the term "Mid Price" shall mean, on each trading day during the Pricing Period, the average of the "Designated Broker Quotes"; (ii) the term "Designated Broker Quotes" shall mean, on each trading day during the Pricing Period, for each Designated Broker that quotes a bid price and an asked price for the Common Stock on such trading day, the average of the high bid price and the low asked price for the Common Stock as reported by each such Designated Broker on such trading day, (iii) "Bid Price" shall mean, on each trading day during the Pricing Period, the average of the high bid prices for the Common Stock as quoted by each Designated Broker and
(iv) "Designated Broker" shall mean each broker-dealer selected by the Board of Directors of Bancorp as a "Designated Broker" at least six days prior to the applicable investment date. A trading day is a day on which bid prices for the Common Stock are available from a Designated Broker or a closing sale price is quoted on the NASDAQ National Market System.

With respect to the investment of optional cash payments in a Market Purchase Month, the purchase price shall be the weighted average purchase price during such Market Purchase Month of the Common Stock purchased with all such dividends and with all such optional cash payments, respectively.




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The number of shares that will be purchased for each  participant will depend on the amount of the participant's reinvestment and/or investment and the purchase price. Each participant's account will be credited with that number of shares (including fractions computed to four decimal places) equal to the total amount to be invested divided by the applicable purchase price (also computed to four decimal places).


The Board of Directors of Bancorp shall reserve a sufficient number of shares of Common Stock for issuance pursuant to the Plan.


The Pricing Percentage may be modified in accordance with Section 15.


                                    Section 7

                             Reports to Participants

Each participant in the Plan shall receive a statement of account after each purchase. The statement will set forth the amount of the most recent reinvestment and/or investment, the number of shares purchased, the price per share, and the total number of shares held in the participant's account. These statements are a participant's record of the costs of his purchases and should be retained for income tax purposes. In addition, each participant shall receive copies of other communications sent to holders of shares of Common Stock and Internal Revenue Service information for reporting dividend income received.

                                    Section 8

                             Certificates for Shares


Shares of Common Stock purchased under the Plan for the accounts of participants shall be registered in the name of the Plan Administrator or its nominee and shall not be issued to participants until a written request is sent to the Plan Administrator.


Certificates for any number of whole shares credited to an account under the Plan will be issued at any time upon the written request of a participant to the Plan Administrator. Any remaining full shares and fractions of a share will continue to be credited to the participant's account.


Certificates for fractions of shares will not be issued under any circumstances.

                                    Section 9

                         Pledge or Assignment of Shares

Shares credited to the account of a participant (those registered in the name of the Plan Administrator or its nominee) may not be pledged or assigned and any such purported pledge or assignment will be void.





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                                   Section 10

                              Disposition of Shares

If a participant disposes of Common Stock registered in his or her name, the dividends on shares previously credited to his or her account under the Plan will continue to be reinvested until the participant withdraws from the Plan pursuant to Section 11 herein.

                                   Section 11

                    Withdrawal; Termination of Participation


A participant may withdraw from the Plan by sending a written withdrawal notice to the Plan Administrator. When a participant withdraws from the Plan, or upon termination of the participant's participation in the Plan or termination of the Plan by Bancorp, certificates for whole shares credited to the participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share based on the then current Market Price of the Common Stock.


Upon a participant's withdrawal from the Plan, the participant may also request that all or part of the whole shares credited to his account in the Plan be sold. If a participant makes such a request, the sale shall be made for the participant by the Plan Administrator as soon as practicable after the request is received. The participant shall receive the proceeds from such sale, less related brokerage fees or commissions and less any applicable transfer taxes.


A participant may withdraw from the Plan by notice to the Plan Administrator, which notice must be received prior to the applicable dividend record date in order to apply with respect to the reinvestment of dividends on the dividend payment date immediately following such dividend record date. All optional cash payments received prior to a record date for such optional cash payments will be invested in shares of Common Stock on the next relevant investment date following such record date unless a withdrawal notice is received by the Plan Administrator before such record date.


The Plan Administrator may terminate a participant's participation in the Plan upon mailing a notice of intention to terminate to the participant at his or her address as it appears in the Plan Administrator's records. Bancorp reserves the right to terminate any participant's participation in the Plan at any time for any reason, including, without limitation, arbitrage-related activities, transactional profit activities and excessive re-enrollments.


When a participant withdraws from the Plan, a cash adjustment representing any fraction of a share credited to the participant's account will be mailed directly to the participant. The cash payment will be based on the Market Price of the Common Stock on the effective date of withdrawal.


A shareholder may re-enter the Plan by following the procedures applicable for initial enrollment in the Plan. However, Bancorp reserves the right to reject any Authorization Card from a previous participant in the event of excessive enrollments and withdrawals or in the event that such participant's previous participation was terminated by Bancorp for any reason.



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                                   Section 12

              Non-Cash Dividends and Stock Splits; Rights Offerings


Any stock dividends or split shares distributed by Bancorp on shares credited to the account of a participant under the Plan will be added to the participant's account. Stock dividends or split shares distributed on shares registered in the name of a participant will be mailed directly to the participant in the same manner as to shareholders who are not participating in the Plan.


Warrants representing rights on any shares of Common Stock, both whole and fractional, credited to a participant's account will be mailed directly to the participant in the same manner as to shareholders who do not participate in the Plan.

                                   Section 13

                                  Voting Rights


Shares held by the Plan Administrator for a participant will be voted as the participant directs with respect to shares held in his or her own name.


For each meeting of shareholders, the participant shall receive a proxy card which will enable the participant to vote the shares registered in his or her own name. If the proxy card is returned properly signed and marked for voting, all whole shares held for the participant under the Plan shall be voted in the same manner as the shares owned directly by the participant. The total number of whole shares held under the Plan may also be voted in person at a meeting.


If no instructions are received on a properly signed returned proxy card with respect to any item thereon, all of a participant's whole shares (those registered in his name and those credited to his account under the Plan) will be voted in accordance with the recommendations of Bancorp's Board of Directors. If the proxy card is not returned or if it is returned unsigned, none of the participant's shares will be voted unless the participant votes in person.

                                   Section 14

                              Foreign Shareholders

In the case of a foreign shareholder whose dividends are subject to federal income tax withholding, the amount of tax required to be withheld will be deducted from the amount of cash dividends to determine the amount of dividends to be reinvested.

                                   Section 15



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                      Modification and Termination of Plan

Bancorp (through its Board of Directors) reserves the right to suspend, modify or terminate the Plan, or the participation in the Plan by any participant, at any time. All participants affected by such action shall receive notice of any such suspension, modification or termination. Bancorp's right to modify the Plan includes the right to increase or decrease the minimum and maximum amounts of optional cash payments which may be made under the Plan. Revisions in such minimum and maximum amounts will only be made upon 30 days' prior notice to participants. Bancorp also has a right to revise the Pricing Percentage. Revisions in the Pricing Percentage must be made at least 30 days prior to the first dividend record date for which it is to apply.

                                   Section 16

                              Fees and Commissions

Except as described in Section 11, Bancorp shall pay all fees and brokerage commissions in connection with the Plan.

                                   Section 17

                                 Interpretation

The Plan shall be interpreted and regulated by Bancorp. All such interpretations and regulations shall be conclusive.

                                   Section 18

                                  No Liability

In administering the Plan, Bancorp and the Plan Administrator (including all of their officers, directors, employees and agents) will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death and any claim of liability with respect to the prices at which shares are purchased for participants' accounts or the time such purchases are made.

                                   Section 19

            Termination or Resignation of Plan Administrator; Status

Bancorp may terminate the Plan Administrator's services under the Plan upon thirty (30) days prior written notice to the Plan Administrator. The Plan Administrator may resign upon ninety (90) days' prior written notice to Bancorp. The Plan Administration may be a subsidiary of Bancorp.

                                   Section 20



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       Original Issuance Month and Market Purchase Month; Market Purchases


Each calendar month shall either be deemed to be an "Original Issuance Month" or a "Market Purchase Month". A calendar month shall be deemed to be a Market Purchase Month if either Bancorp's Board of Directors determines, prior to the commencement of such month, that purchases of shares of Common Stock during such month through optional cash payments under this Plan shall be made on the market or the Board fails to make any determination, prior to the commencement of such month, as to whether purchases of shares of Common Stock during such month through optional cash payments under this Plan shall be made from Bancorp or shall be made on the market. A calendar month shall be deemed to be an Original Issuance Month only if Bancorp's Board of Directors determines, prior to the commencement of such month, that purchases of shares of Common Stock during such month through optional cash payments under this Plan shall be made from Bancorp. Any such determination shall be within the absolute discretion of the Board. The Board shall not change from a Market Purchase Month to an Original Issuance Month or from an Original Issuance Quarter to a Market Purchase Month more than once during any six month period.


All purchases of shares of Common Stock made through optional cash payments under this Plan during an Original Issuance Month shall be made directly from Bancorp. In addition, all purchases of shares of Common Stock made through the automatic reinvestment of dividends under this Plan shall be made directly from Bancorp. Shares of Common Stock purchased directly from Bancorp shall either be authorized but unissued shares of Common Stock or treasury shares of Common Stock.


All purchases of shares of Common Stock made through optional cash payments under the Plan during a Market Purchase Month shall be made by means of open market purchases in the over-the-counter market or through negotiated transactions. Such purchases shall be subject to such terms with respect to price, delivery and similar factors as the Plan Administrator (or an independent agent, if the Plan Administrator is affiliated with Bancorp) may determine. Neither Bancorp nor any affiliate of Bancorp nor any participant shall have any authority or power to direct the time or price at which shares of Common Stock may be purchased or the selection of the broker or dealer through or from whom market purchases are to be made.


If, during a Market Purchase Month, the Plan Administrator is unable to purchase the full number of shares of Common Stock required to be purchased through optional cash payments under this Plan, the Plan Administrator shall equitably allocate among the participants the shares actually purchased during such month and the optional cash payments which could not be invested during such month.

                                   Section 21

                                  Governing Law

The terms, conditions and operation of the Plan shall be governed by the laws of the State of New Jersey.




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